UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 2, 2004

(Date of earliest event reported)

CNL INCOME FUND XVI, LTD.

(Exact name of registrant as specified in its charter)

Florida

(State of other jurisdiction of incorporation or organization)

0-26218	59-3198891
(Commission File No.)	(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

(407) 540-2000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

During the nine months ended September 30, 2004, CNL Income Fund XVI, Ltd. (“the Partnership”) identified for sale its property in Charlotte, North Carolina.

This Form 8-K is being filed to reflect the impact of the 2004 planned sale of the property listed above as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”).

In compliance with FAS 144, the Partnership has reported revenues and expenses of the property listed above as income from discontinued operations for each period presented in its most recent quarterly report filed during 2004 (including the comparable periods of the prior year).

The same reclassification to discontinued operations as required by FAS 144 subsequent to the identification for sale of property is required for previously issued annual financial statements. The reclassifications have no effect on partners’ capital or net income.

This Report on Form 8-K updates Items 6, 7, 8, and 15 (a)(1) of the Partnership’s Form 10-K for the year ended December 31, 2003 to reflect the property that was identified for sale during 2004 as discontinued operations. All other items of the Form 10-K remain unchanged. No attempt has been made to update matters in the Form 10-K except to the extent expressly provided above. Readers should refer to the Partnership’s quarterly reports on Form 10-Q for information related to periods subsequent to December 31, 2003.

Index

Page Number

Selected Financial Data	3-4

Management’s Discussion and Analysis of Financial Condition and Results of Operation	4-11

Financial Statements	11-33

Signatures	34

Item 6.	Selected Financial Data

The following selected financial data should be read in conjunction with the financial statements and related notes in Item 8. hereof.

	2003	2002	2001	2000	1999
Year ended December 31:
Continuing Operations (5):
Revenues	$3,035,894	$3,565,180	$2,588,539	$2,915,107	$3,145,931
Equity in earnings of unconsolidated joint ventures	326,150	312,454	250,885	180,084	158,580
Income from continuing operations (1) (2)	2,622,713	3,143,227	1,019,649	1,356,956	2,198,691
Discontinued Operations (5):
Revenues	404,632	469,844	486,294	791,048	755,299
Income (loss) from and gain on disposal of discontinued operations (3) (4)	677,442	154,101	(879,781)	588,856	616,317
Net income	3,300,155	3,297,328	139,868	1,945,812	2,815,008
Income (loss) per Unit:
Continuing operations	$0.58	$0.70	$0.23	$0.30	$0.49
Discontinued operations	0.15	0.03	(0.20)	0.13	0.14

Total	$0.73	$0.73	$0.03	$0.43	$0.63

Cash distributions declared	$3,600,000	$3,600,000	$3,600,000	$3,600,000	$3,600,000
Cash distributions declared per Unit	0.80	0.80	0.80	0.80	0.80
At December 31:
Total assets	$33,875,474	$34,019,581	$34,305,402	$37,936,084	$39,710,973
Total partners’ capital	32,690,095	32,989,940	33,292,612	36,752,744	38,406,932

(1)	Income from continuing operations includes $1,132,394 and $926,805 in provisions for write-down of assets for the years ended December 31, 2001 and 2000, respectively.

(2)	Income from continuing operations includes $383,637 and $88,661 in gains on sale of assets for the years ended December 31, 2001 and 2000, respectively. Income from continuing operations includes $84,478 in loss on sale of assets for the year ended December 31, 1999.

(3)	Income (loss) from and gain on disposal of discontinued operations includes $556,884, $1,158,159, and $36,166 in provisions for write-down of assets for the years ended December 31, 2002, 2001, and 2000, respectively.

(4)	Income (loss) from and gain on disposal of discontinued operations includes $348,023 and $396,382 in gains on sale of assets for the years ended December 31, 2003 and 2002.

(5)	Certain items in the prior years’ financial data have been reclassified to conform to the 2003 presentation. This reclassification had no effect on net income. The results of operations relating to properties that were identified for sale as of December 31, 2001 but sold subsequently are reported as continuing operations. The results of operations relating to Properties that were either identified for sale and disposed of subsequent to January 1, 2002, or were classified as held for sale as of December 31, 2003, or identified for sale during the nine months ended September 30, 2004, are reported as discontinued operations for all periods presented.

The above selected financial data should be read in conjunction with the financial statements and related notes contained in Item 8 hereof.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Partnership was organized on September 2, 1993, to acquire for cash, either directly or through joint venture arrangements, both newly constructed and existing restaurant properties, as well as land upon which restaurant properties were to be constructed (the “Properties”), to be leased primarily to operators of national fast-food and family style restaurant chains (the “Restaurant Chains”). The leases are generally triple-net leases, with the lessees generally responsible for all repairs and maintenance, property taxes, insurance and utilities. The leases provide for minimum base annual rental amounts (payable in monthly installments) ranging from approximately $24,200 to $259,900. The majority of the leases provide for percentage rent based on sales in excess of a specified amount. In addition, the majority of the leases provide that, commencing in specified lease years (generally the sixth lease year), the annual base rent required under the terms of the lease will increase. As of December 31, 2001, the Partnership owned 37 Properties directly and five Properties indirectly through joint venture or tenancy in common arrangements. As of December 31, 2002, the Partnership owned 35 Properties directly and six Properties indirectly through joint venture or tenancy in common arrangements. As of December 31, 2003, the Partnership owned 33 Properties directly and eight Properties indirectly through joint venture or tenancy in common arrangements.

Capital Resources

Cash from operating activities was $3,550,856, $3,878,671, and $2,723,368, for the years ended December 31, 2003, 2002, and 2001, respectively. The decrease in cash from operating activities during the year ended December 31, 2003, as compared to the previous year, was primarily a result of changes in the Partnership’s working capital, such as the timing of transactions relating to the collection of receivables and the payment of expenses, and changes in income and expenses, such as changes in rental revenues and changes in operating and Property related expenses. The increase in cash from operating activities during the year ended December 31, 2002, as compared to the previous year, was primarily a result of changes in income and expenses, such as changes in rental revenues and changes in operating and Property related expenses.

Other sources and uses of cash included the following during the years ended December 31, 2003, 2002, and 2001.

During the year ended December 31, 1999, the Partnership accepted a promissory note from the former tenant of the Shoney’s Property in Las Vegas, Nevada, in the amount of $52,191, representing past due rental and other amounts. The note represented receivables for which the Partnership had established a provision for doubtful accounts. Payments were due in 60 monthly installments of $1,220 including interest at a rate of ten percent per annum, and were scheduled to commence on March 1, 2000, at which time the accrued and unpaid interest of $5,219 was capitalized into the principal balance of the note. Due to the uncertainty of the collectibility of the note, the Partnership established a provision for doubtful accounts. During 2002, the Partnership ceased collection efforts and wrote off the balance of the promissory note.

During 2001, the Partnership sold its Properties in Marana, Arizona, Las Vegas, Nevada, and St. Cloud, Minnesota, each to a third party, and received net sales proceeds of approximately $2,851,700, resulting in a net gain on sale of assets of approximately $383,700. During 2001, the Partnership reinvested the net sales proceeds from the sale of the Property in Marana, Arizona in a Property in Walker, Louisiana, as tenants-in-common, with CNL Income Fund VIII, Ltd., a Florida limited partnership, and an affiliate of the General Partners. The Partnership contributed approximately $1,144,200 for an 83% interest in the profits and losses of the Property. During 2001, the Partnership reinvested the net sales proceeds from the sale of the Property in Las Vegas, Nevada in a Property in San Antonio, Texas.

In October 2001, the Partnership entered into a promissory note with the corporate General Partner in the amount of $300,000 in connection with the operations of the Partnership. The loan was uncollateralized, non-interest bearing and due on demand. As of December 31, 2001, the Partnership had repaid the loan in full to the corporate General Partner.

During 2002, the Partnership sold its Properties in Rancho Cordova, California, Mesquite, Texas, and Bucyrus, Ohio, each to a third party, and received net sales proceeds of approximately $1,918,700, resulting in a net gain on discontinued operations of approximately $396,400. The Partnership reinvested the sales proceeds from the sales of the properties in Rancho Cordova, California and Mesquite, Texas in a Property in Austin, Texas and in Arlington Joint Venture, with CNL Income Fund VII, Ltd., a Florida limited partnership and an affiliate of the General Partners. The joint venture acquired a Property in Arlington, Texas. The Partnership contributed approximately $210,800 for a 21% interest in this joint venture.

The Partnership and the joint venture acquired the Properties in San Antonio, Texas, Austin, Texas, and Arlington, Texas from CNL Funding 2001-A, LP, a Delaware limited partnership and an affiliate of the General Partners. CNL Funding 2001-A, LP had purchased and temporarily held title to the Properties in order to facilitate the acquisition of the Properties by the Partnership and the joint venture. The purchase prices paid by the Partnership and the joint venture represented the costs incurred by CNL Funding 2001-A, LP to acquire the Properties. These transactions, or a portion thereof, relating to the sale of Properties in Las Vegas, Nevada and Rancho Cordova, California and the reinvestment of the net sales proceeds in the Properties in San Antonio and Austin, Texas qualified as a like-kind transaction for federal income tax purposes.

During 2003, the Partnership sold its Properties in Salina, Kansas and Independence, Missouri, each to a third party and received net sales proceeds of approximately $2,102,400, resulting in a gain on disposal of discontinued operations of approximately $348,000. The Partnership had recorded provisions for write-down of assets in previous years relating to the Property in Salina, Kansas. During 2003, the Partnership reinvested a portion of the proceeds from the 2002 sale of the Property in Mesquite, Texas, the 2002 sale of the Property in Bucyrus, Ohio and the 2003 sales of the Properties in Salina, Kansas and Independence, Missouri in a Property in Dalton, Georgia with CNL Income Fund VI, Ltd., CNL Income Fund XI, Ltd., and CNL Income Fund XV, Ltd., and a Property in Hoover, Alabama with CNL Income Fund XI, Ltd., each as tenants-in-common. The Partnership contributed approximately $380,000 and $926,900 to the Properties in Dalton, Georgia and Hoover, Alabama, respectively, and has committed to fund up to an additional $701,100 for additional construction costs relating to the Property in Hoover, Alabama. The Partnership owns a 20% and a 74% interest in the Properties in Dalton, Georgia and Hoover, Alabama, respectively.

None of the Properties owned by the Partnership, or the joint venture or tenancy in common arrangements in which the Partnership owns an interest, is or may be encumbered. Subject to certain restrictions on borrowing, however, the Partnership may borrow funds but will not encumber any of the Properties in connection with any such borrowing. The Partnership will not borrow for the purpose of returning capital to the Limited Partners. The Partnership will not borrow under arrangements that would make the Limited Partners liable to creditors of the Partnership. The General Partners further have represented that they will use their reasonable efforts to structure any borrowing so that it will not constitute “acquisition indebtedness” for federal income tax purposes and also will limit the Partnership’s outstanding indebtedness to three percent of the aggregate adjusted tax basis of its Properties. In addition, the Partnership will not borrow unless it first obtains an opinion of counsel that such borrowing will not constitute acquisition indebtedness. Affiliates of the General Partners from time to time incur certain operating expenses on behalf of the Partnership for which the Partnership reimburses the affiliates without interest.

At December 31, 2003, the Partnership had $2,090,183 in cash and cash equivalents, as compared to $1,343,836 at December 31, 2002. At December 31, 2003, these funds were held in demand deposit accounts at commercial banks. The increase in cash was primarily a result of the Partnership holding sales proceeds at December 31, 2003, pending the funding of additional construction costs relating to the Property in Hoover, Alabama, as described above. As of December 31, 2003, the average interest rate earned on the rental income deposited in demand deposit accounts at commercial banks was less than one percent annually. The funds remaining at December 31, 2003, after the payment of distributions and other liabilities will be used to fund additional construction costs and to meet the Partnership’s working capital needs.

Short-Term Liquidity

The Partnership’s short-term liquidity requirements consist primarily of the operating expenses of the Partnership.

The Partnership’s investment strategy of acquiring Properties for cash and leasing them under triple-net leases to operators who generally meet specified financial standards minimizes the Partnership’s operating expenses. The General Partners believe that the leases will continue to generate net cash flow in excess of operating expenses.

The General Partners have the right, but not the obligation, to make additional capital contributions or loans if they deem it appropriate in connection with the operations of the Partnership.

Due to low ongoing operating expenses and cash flow, the General Partners believe that the Partnership has sufficient working capital reserves at this time. In addition, because the majority of the leases of the Partnership’s Properties are on a triple-net basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established at this time. To the extent, however, that the Partnership has insufficient funds for such purposes, the General Partners will contribute to the Partnership an aggregate amount of up to one percent of the offering proceeds for maintenance and repairs. The General Partners have the right to cause the Partnership to maintain additional reserves if, in their discretion, they determine such reserves are required to meet the Partnership’s working capital needs.

The Partnership generally distributes cash from operations remaining after the payment of the operating expenses of the Partnership, to the extent that the General Partners determine that such funds are available for distribution. Based on current and anticipated future cash from operations, and for the year ended December 31, 2001, a loan from the corporate General Partner, the Partnership declared distributions to the Limited Partners of $3,600,000, for each of the years ended December 31, 2003, 2002, and 2001. This represents distributions of $0.80 per Unit for each of the years ended December 31, 2003, 2002, and 2001. No distributions were made to the General Partners during the years ended December 31, 2003, 2002, and 2001. No amounts distributed to the Limited Partners for the years ended December 31, 2003, 2002, and 2001, are required to be or have been treated by the Partnership as a return of capital for purposes of calculating the Limited Partners’ return on their adjusted capital contributions. The Partnership intends to continue to make distributions of cash available for distribution to Limited Partners on a quarterly basis.

During 2000, the General Partners waived their right to receive future distributions from the Partnership, including both distributions of operating cash flow and distributions of liquidation proceeds, to the extent that the cumulative amount of such distributions would exceed the balance in the General Partners’ capital account as of December 31, 1999. Accordingly, the General Partners were not allocated any net income during the years ended December 31, 2003, 2002, and 2001.

As of December 31, 2003 and 2002, the Partnership owed $166,003 and $18,292, respectively, to related parties for accounting and administrative services, management fees and other amounts. As of March 12, 2004, the Partnership had reimbursed the affiliates these amounts. Other liabilities, including distributions payable, were $1,019,376 at December 31, 2003, as compared to $1,011,349 at December 31, 2002. The General Partners believe that the Partnership has sufficient cash on hand to meet its current working capital needs.

In December 2003, the Partnership entered into an agreement with the tenant to sell the Property in Fort Collins, Colorado. As a result, the Partnership reclassified the assets relating to this Property to real estate held for sale. As of March 12, 2004, the sale had not occurred.

Off-Balance Sheet Transactions

The Partnership holds interests in various unconsolidated joint venture and tenancy in common arrangements that are accounted for using the equity method. The General Partners do not believe that any such interest would constitute an off-balance sheet arrangement requiring any additional disclosures under the provisions of the Sarbanes-Oxley Act of 2002.

Contractual Obligations, Contingent Liabilities, and Commitments

In December 2003, the Partnership entered into an agreement to sell the Property in Fort Collins, Colorado. As of March 12, 2004, the sale had not occurred.

In December 2003, the Partnership and CNL Income Fund XVI, Ltd., as tenants-in-common, purchased a Property in Hoover, Alabama. The Partnership contributed approximately $325,700 to acquire the land and has committed to fund up to an additional $246,300 for construction costs relating to this Property. The Partnership owns a 26% interest in this Property.

The Partnership has no contingent liabilities.

Long-Term Liquidity

The Partnership has no long-term debt or other long-term liquidity requirements.

Critical Accounting Policies

The Partnership’s leases are accounted for under the provisions of Statement of Financial Accounting Standards No. 13, “Accounting for Leases” (“FAS 13”), and have been accounted for using either the direct financing or the operating method. FAS 13 requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant. In addition, management assumes that all payments to be received under its leases are collectible. Changes in management’s estimates or assumption regarding collectibility of lease payments could result in a change in accounting for the lease.

The Partnership accounts for its unconsolidated joint ventures using the equity method of accounting. Under generally accepted accounting principles, the equity method of accounting is appropriate for entities that are partially owned by the Partnership, but for which operations of the investee are shared with other partners. The Partnership’s joint venture agreements require the consent of all partners on all key decisions affecting the operations of the underlying Property.

Management reviews the Partnership’s Properties and investments in unconsolidated entities for impairment at least once a year or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The assessment is based on the carrying amount of the Property or investment at the date it is tested for recoverability compared to the sum of the estimated future cash flows expected to result from its operation and sale through the expected holding period. If an impairment is indicated, the asset is adjusted to its estimated fair value.

Effective January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” Accordingly, when the Partnership makes the decision to sell or commits to a plan to sell a Property within one year, its operating results are reported as discontinued operations.

Results of Operations

Comparison of year ended December 31, 2003 to year ended December 31, 2002

Rental revenues from continuing operations were $2,993,195 during the year ended December 31, 2003, as compared to $3,455,090 during the same period of 2002. Rental revenues from continuing operations were higher during the year ended December 31, 2002, as compared to the same period of 2003, because during 2002, the Partnership received payment and recognized as income past due rents of approximately $522,800 relating to two Properties, which were formerly leased by Phoenix Restaurant Group, Inc. (“PRG”). In October 2001, PRG filed for bankruptcy and the Partnership stopped recording rental revenues relating to these two Properties. During 2002, the bankruptcy court assigned the two leases relating to these two Properties to new tenants and all other lease terms remained the same. One of the new tenants, CherryDen, LLC, is a Delaware limited liability company and an affiliate of the General Partners. The decrease was partially offset by the fact that during 2003, the Partnership earned rental revenues as a result of the reinvestment of sales proceeds from the 2002 sale of the Property in Rancho Cordova, California in a Property in Austin, Texas in June 2002.

The Partnership earned $40,730 in contingent rental income during the year ended December 31, 2003, as compared to $49,977 during the same period of 2002. The decrease in contingent rental income during 2003 was due to a decrease in reported gross sales of the restaurants with leases that require the payment of contingent rental income.

The Partnership earned $326,150 attributable to net income earned by unconsolidated joint ventures during the year ended December 31, 2003, as compared to $312,454 during the same period of 2002. Net income earned by joint ventures was higher during the year ended December 31, 2003, as compared to the same period of 2002, because in June 2002, the Partnership reinvested a portion of the net sales proceeds from the 2002 sale of the Property in Mesquite, Texas in a joint venture arrangement, Arlington Joint Venture, with CNL Income Fund VII, Ltd., and in November 2003, the Partnership reinvested the remaining proceeds from the sale of the Property in Mesquite, Texas and the proceeds from the 2003 sale of the Property in Bucyrus, Ohio in a Property in Dalton, Georgia, with CNL Income Fund VI, Ltd., CNL Income Fund XI, Ltd., and CNL Income Fund XV, Ltd., as tenants-in-common. Each of the CNL Income Funds is a Florida limited partnership and an affiliate of the General Partners.

During 2003, two lessees of the Partnership, Golden Corral Corporation and Jack in the Box Inc., each contributed more than ten percent of total rental revenues (including the Partnership’s share of total rental revenues from Properties owned by joint ventures and the Properties held as tenants-in-common with affiliates). As of December 31, 2003, Golden Corral Corporation and Jack in the Box Inc. each was the lessee under leases relating to five restaurants. It is anticipated that based on the minimum rental payments required by the leases these two lessees will each continue to contribute more than ten percent of total rental revenues in 2004. In addition, three Restaurant Chains, Golden Corral, Jack in the Box, and Denny’s, each accounted for more than ten percent of total rental revenues (including the Partnership’s share of total rental revenues from Properties owned by joint ventures and the Properties held as tenants-in-common with affiliates). In 2004, it is anticipated that each of these Restaurant Chains will continue to contribute more than ten percent of the total rental revenues to which the Partnership is entitled under the terms of the leases. Any failure of these lessees or Restaurant Chains will materially affect the Partnership’s operating results if the Partnership is not able to re-lease the Properties in a timely manner.

The Partnership earned $1,969 in interest and other income during the year ended December 31, 2003, as compared to $60,113 during the same period of 2002. During 2002, the Partnership received reimbursement of property expenditures that were incurred in previous years relating to vacant Properties.

Operating expenses, including depreciation and amortization expenses were $739,331 during the year ended December 31, 2003, as compared to $734,407 during the same period of 2002. Operating expenses were higher during 2003 due to an increase in state tax expense relating to several states in which the Partnership conducts business and an increase in depreciation expense resulting from the 2002 acquisition of the Property in Austin, Texas. The increase in operating expenses was partially offset by a decrease in Property related expenses because the Partnership did not incur Property expenses relating to the two former PRG Properties after they were assigned to new tenants, as described above.

During 2002, the Partnership identified for sale four Properties that were classified as Discontinued Operations in the accompanying financial statements. The Partnership sold three of these Properties during 2002 and sold the fourth Property in February 2003. During 2003, the Partnership identified for sale two additional Properties, located in Independence, Missouri and Fort Collins, Colorado, that were also classified as Discontinued Operations in the accompanying financial statements. The Partnership sold the Property in Independence, Missouri in November 2003. The Partnership reclassified the asset relating to the Property in Fort Collins, Colorado from real estate properties with operating leases to real estate held for sale. The reclassified asset was recorded at the lower of its carrying amount or fair value, less cost to sell. As of March 12, 2004, the sale had not occurred. The Partnership recognized a net rental loss (Property related expenses and provisions for write-down of assets in excess of rental revenues) of $290,937 during the year ended December 31, 2002, relating to these Properties. The net rental loss during 2002 was primarily the result of the Partnership recording provisions for write-down of assets of approximately $556,900 relating to the vacant PRG Properties. The provisions represented the difference between each Property’s net carrying value and it estimated fair value. The Partnership sold the Property in Mesquite, Texas in March 2002. Because the Partnership had recorded provisions for write-down of assets in previous years, no gain or loss was recorded during 2002 relating to the sale of this

Property. In June 2002, the Partnership sold the Property in Rancho Cordova, California and recorded a gain on disposal of discontinued operations of approximately $402,600. The Partnership sold the Property in Bucyrus, Ohio in August 2002, and recorded a loss on disposal of discontinued operations of approximately $6,300. The Partnership had recorded provisions for write-down of assets in previous periods, including approximately $20,300 during 2002. The provision represented the difference between the Property’s net carrying value and its estimated fair value. The Partnership recognized net rental income of $283,971 during the year December 31, 2003 relating to the Properties in Salina, Kansas, Independence, Missouri, and Fort Collins, Colorado. In February 2003, the Partnership sold the Property in Salina, Kansas and recorded a gain on disposal of discontinued operations of approximately $1,000. The Partnership had recorded provisions for write-down of assets in previous years relating to this Property. In November 2003, the Partnership sold the Property in Independence, Missouri and recorded a gain on disposal of discontinued operations of approximately $347,000.

The Partnership recognized income from discontinued operations (rental revenues, less property related expenses) of $45,448 and $48,656 during the years ended December 31, 2003 and 2002, respectively, relating to the Property in Charlotte, North Carolina that was identified for sale during the nine months ended September 30, 2004. The financial results for this Property are reflected as Discontinued Operations in the accompanying financial statements.

Comparison of year ended December 31, 2002 to year ended December 31, 2001

Rental revenues from continuing operations were $3,455,090 during the year ended December 31, 2002, as compared to $2,446,835 during the same period of 2001. Rental revenues from continuing operations were lower during the year ended December 31, 2001 as compared to the same period of 2002, because in March 2001, the Partnership stopped recording rental revenues when the tenant, PRG, experienced financial difficulties and ceased rental payments relating to two Denny’s Properties. In October 2001, PRG filed for bankruptcy. During 2002, the Partnership received payment of past due rents of approximately $522,800 relating to these two Properties, which were not rejected by PRG, and recorded the rental revenues. During 2002, the bankruptcy court assigned these two leases to new tenants and all other lease terms remained the same. One of the new tenants, CherryDen, LLC, is a Delaware limited liability company and an affiliate of the General Partners.

In addition, the Partnership stopped recording rental revenues when the tenant of the Las Vegas, Nevada Property vacated the Property and ceased restaurant operations during the first quarter of 2001. The Partnership sold this Property in December 2001 and used the proceeds, along with the sales proceeds from the sale of a Property in Rancho Cordova, California, to acquire two additional Properties. The increase in rental revenues from continuing operations during 2002 was also partially due to the acquisition of these two Properties, one in December 2001 and one in June 2002.

The Partnership also earned $49,977 in contingent rental income during the year ended December 31, 2002, as compared to $81,334 during the same period of 2001. Contingent rental income was higher during 2001 due to an increase in reported gross sales of the restaurants with leases that require the payment of contingent rental income.

The Partnership also earned $312,454 attributable to net income earned by joint ventures during the year ended December 31, 2002, as compared to $250,885 during the same period of 2001. The increase in net income earned by joint ventures during the year ended December 31, 2002, as compared to the same periods of 2001, was primarily due to the fact that in June 2001, the Partnership reinvested the net sales proceeds it received from the 2001 sale of the Property in Marana, Arizona in a Property in Walker, Louisiana, as tenants-in-common, with an affiliate of the General Partners. In addition, in June 2002, the Partnership reinvested a portion of the net sales proceeds from the sale of the Property in Mesquite, Texas in a joint venture arrangement, Arlington Joint Venture.

The Partnership earned $60,113 in interest and other income during the year ended December 31, 2002, as compared to $60,370 during the same period of 2001.

Operating expenses, including depreciation and amortization expenses and provision for write-down of assets were $734,407 during the year ended December 31, 2002, as compared to $2,203,412 during the same period of 2001. Operating expenses were higher during 2001 because the Partnership established a provision for write-down of assets of approximately $1,132,400 relating to the vacant Properties in Las Vegas, Nevada and St. Cloud,

Minnesota and two Properties leased by PRG. The provisions represented the difference between each Property’s net carrying value and its estimated fair value. During 2001, the Partnership sold the two vacant Properties in 2002 and assigned the leases of the other two Properties to new tenants, as described above.

During the years ended December 31, 2002 and 2001, the Partnership incurred Property related expenses, such as legal fees, repairs and maintenance, insurance and real estate taxes relating to vacant Properties. In addition, during 2001, the Partnership recorded a provision for doubtful accounts of approximately $90,100 relating to the Properties leased to PRG. Between November 2001 and February 2003, the Partnership sold all of its vacant Properties and re-leased the two PRG Properties to new tenants. The Partnership did not incur any additional expenses relating to these Properties after the sale or re-lease of each Property had occurred.

Operating expenses were also lower during the year ended December 31, 2002, due to a decrease in the costs incurred for administrative expenses for servicing the Partnership and its Properties, a decrease in the amount of state tax expense relating to several states in which the Partnership conducts business, and a decrease in depreciation expense as a result of the sale of several Properties.

As a result of the 2001 sales of the Properties in Marana, Arizona, Las Vegas, Nevada, and St. Cloud, Minnesota, the Partnership recognized gains totaling approximately $383,600 during the year ended December 31, 2001. Because these Properties were identified for sale prior to the January 2002 implementation of Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” the results of operations relating to these Properties were included as Income from Continuing Operations in the accompanying financial statements.

The Partnership identified for sale six Properties that were classified as Discontinued Operations in the accompanying financial statements, as described above. The Partnership recognized a net rental loss (Property related expenses and provisions for write-down of assets in excess of rental revenues) of $290,937 and $908,647 during the years ended December 31, 2002 and 2001, relating to these Properties. The net rental loss during 2002 and 2001 was a result of the Partnership recording provisions for write-down of assets of approximately $556,900 and $1,158,200, respectively, relating to the Properties formerly leased by PRG, as described above. The provisions represented the difference between each Property’s net carrying value and it estimated fair value.

The Partnership recognized income from discontinued operations (rental revenues, less property related expenses) of $48,656 and $28,866 during the years ended December 31, 2002 and 2001, respectively, relating to the Property in Charlotte, North Carolina that was identified for sale during the nine months ended September 30, 2004. The financial results for this Property are reflected as Discontinued Operations in the accompanying financial statements.

The General Partners continuously evaluate strategic alternatives for the Partnership, including alternatives to provide liquidity to the Limited Partners.

The Partnership’s leases as of December 31, 2003, are generally triple-net leases and contain provisions that the General Partners believe mitigate the adverse effect of inflation. Such provisions include clauses requiring the payment of percentage rent based on certain restaurant sales above a specified level and/or automatic increases in base rent at specified times during the term of the lease. Inflation, overall, has had a minimal effect of the results of operations of the Partnership. Continued inflation may cause capital appreciation of the Partnership’s Properties. Inflation and changing prices, however, also may have an adverse impact on the sales of the restaurants and on potential capital appreciation of the Properties.

In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities, FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. In December 2003, the FASB issued FASB Interpretation No. 46R

(“FIN 46R”), to clarify some of the provisions of FIN 46. Under FIN 46R, special effective date provisions apply to entities that have fully or partially applied FIN 46 prior to issuance of FIN 46R. Otherwise, application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities, other than small business issuers, for all other types of variable interest entities is required in financial statements for periods ending after March 15, 2004. The Partnership did not fully or partially apply FIN 46 prior to the issuance of FIN 46R. Also, the Partnership does not have interests in structures commonly referred to as special-purpose entities. Therefore, application of FIN 46R is required in the Partnership’s financial statements for periods ending after March 15, 2004. The General Partners believe adoption of this standard may result in either consolidation or additional disclosure requirements of the Partnership’s unconsolidated joint ventures, which are currently accounted for under the equity method. However, such consolidation is not expected to significantly impact the Partnership’s results of operations.

Item 8.	Financial Statements and Supplementary Data

CNL INCOME FUND XVI, LTD.

(A Florida Limited Partnership)

Report of Independent Registered Certified Public Accounting Firm

To the Partners

CNL Income Fund XVI, Ltd.

In our opinion, the accompanying balance sheets and the related statements of income, of partners’ capital and of cash flows present fairly, in all material respects, the financial position of CNL Income Fund XVI, Ltd. (a Florida limited partnership) at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, on January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.”

/s/ PricewaterhouseCoopers LLP

Orlando, Florida March 24, 2004, except for Note 6 as to which the date is December 2, 2004

CNL INCOME FUND XVI, LTD.

(A Florida Limited Partnership)

BALANCE SHEETS

	December 31,
	2003	2002
ASSETS
Real estate properties with operating leases, net	$21,322,602	$21,742,253
Net investment in direct financing leases	2,580,395	2,662,948
Real estate held for sale	1,363,218	3,174,200
Investment in joint ventures	4,722,017	3,446,648
Cash and cash equivalents	2,090,183	1,343,836
Receivables, less allowance for doubtful accounts of $75,006 and $63,752, respectively	36,470	49,577
Due from related parties	6,135	18,966
Accrued rental income, less allowance for doubtful accounts of $12,753 in 2003 and 2002	1,719,305	1,549,115
Other assets	35,149	32,038

	$33,875,474	$34,019,581

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued expenses	$9,031	$3,505
Real estate taxes payable	5,312	10,502
Distributions payable	900,000	900,000
Due to related parties	166,003	18,292
Rents paid in advance and deposits	105,033	97,342

Total liabilities	1,185,379	1,029,641
Commitment (Note 12)
Partners’ capital	32,690,095	32,989,940

	$33,875,474	$34,019,581

See accompanying notes to financial statements.

CNL INCOME FUND XVI, LTD.

(A Florida Limited Partnership)

STATEMENTS OF INCOME

	Year Ended December 31,
	2003	2002	2001
Revenues:
Rental income from operating leases	$2,726,130	$3,144,135	$2,142,605
Earned income from direct financing leases	267,065	310,955	304,230
Contingent rental income	40,730	49,977	81,334
Interest and other income	1,969	60,113	60,370

	3,035,894	3,565,180	2,588,539

Expenses:
General operating and administrative	256,829	258,345	379,613
Property related	11,791	17,447	129,802
Provision for doubtful accounts	—	—	90,074
Management fees to related parties	37,158	41,568	30,726
State and other taxes	27,761	20,288	30,716
Depreciation and amortization	405,792	396,759	410,087
Provision for write-down of assets	—	—	1,132,394

	739,331	734,407	2,203,412

Income before gain on sale of assets and equity in earnings of unconsolidated joint ventures	2,296,563	2,830,773	385,127
Gain on sale of assets	—	—	383,637
Equity in earnings of unconsolidated joint ventures	326,150	312,454	250,885

Income from continuing operations	2,622,713	3,143,227	1,019,649

Discontinued operations
Income (loss) from discontinued operations	329,419	(242,281)	(879,781)
Gain on disposal of discontinued operations	348,023	396,382	—

	677,442	154,101	(879,781)

Net income	$3,300,155	$3,297,328	$139,868

Income (loss) per limited partner unit
Continuing operations	$0.58	$0.70	$0.23
Discontinued operations	0.15	0.03	(0.20)

	$0.73	$0.73	$0.03

Weighted average number of limited partner units outstanding	4,500,000	4,500,000	4,500,000

See accompanying notes to financial statements.

CNL INCOME FUND XVI, LTD.

(A Florida Limited Partnership)

STATEMENTS OF PARTNERS’ CAPITAL

Years Ended December 31, 2003, 2002, and 2001

	General Partners		Limited Partners
	Contributions	Accumulated Earnings	Contributions	Distributions	Accumulated Earnings	Syndication Costs	Total
Balance, December 31, 2000	$1,000	$159,017	$45,000,000	$(20,623,017)	$17,605,744	$(5,390,000)	$36,752,744
Distributions to limited partners ($0.80 per limited partner unit)	—	—	—	(3,600,000)	—	—	(3,600,000)
Net income	—	—	—	—	139,868	—	139,868

Balance, December 31, 2001	1,000	159,017	45,000,000	(24,223,017)	17,745,612	(5,390,000)	33,292,612
Distributions to limited partners ($0.80 per limited partner unit)	—	—	—	(3,600,000)	—	—	(3,600,000)
Net income	—	—	—	—	3,297,328	—	3,297,328

Balance, December 31, 2002	1,000	159,017	45,000,000	(27,823,017)	21,042,940	(5,390,000)	32,989,940
Distributions to limited partners ($0.80 per limited partner unit)	—	—	—	(3,600,000)	—	—	(3,600,000)
Net income	—	—	—	—	3,300,155	—	3,300,155

Balance, December 31, 2003	$1,000	$159,017	$45,000,000	$(31,423,017)	$24,343,095	$(5,390,000)	$32,690,095

See accompanying notes to financial statements.

CNL INCOME FUND XVI, LTD.

(A Florida Limited Partnership)

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2003	2002	2001
Cash flows from operating activities
Net income	$3,300,155	$3,297,328	$139,868

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	476,266	504,712	549,520
Amortization of investment in direct financing leases	82,553	51,016	52,904
Amortization	2,865	2,912	3,097
Equity in earnings of unconsolidated joint ventures, net of distributions	31,530	23,729	28,472
Gain on sale of assets	(348,023)	(396,382)	(383,637)
Provision for write-down of assets	—	556,884	2,290,553
Provision for doubtful accounts	—	—	90,074
Decrease (increase) in receivables	13,107	(8,993)	289,153
Decrease in due from related parties	12,831	—	—
Increase in accrued rental income	(170,190)	(166,534)	(165,285)
Increase in other assets	(5,976)	(2,852)	(801)
Increase (decrease) in accounts payable and accrued expenses and real estate taxes payable	336	(31,413)	1,632
Increase (decrease) in due to related parties	147,711	961	(135,626)
Increase (decrease) in rents paid in advance and deposits	7,691	47,303	(36,556)

Total adjustments	250,701	581,343	2,583,500

Net cash provided by operating activities	3,550,856	3,878,671	2,723,368

Cash Flows from Investing Activities:
Proceeds from sale of assets	2,102,390	1,918,641	2,851,675
Additions to real estate properties with operating leases	—	(1,406,745)	(1,147,903)
Investment in joint ventures	(1,306,899)	(221,404)	(1,134,117)

Net cash provided by investing activities	795,491	290,492	569,655

Cash Flows from Financing Activities:
Proceeds from loan from corporate general partner	—	—	300,000
Repayment of loan from corporate general partner	—	—	(300,000)
Distributions to limited partners	(3,600,000)	(3,600,000)	(3,600,000)

Net cash used in financing activities	(3,600,000)	(3,600,000)	(3,600,000)

Net increase (decrease) in cash and cash equivalents	746,347	569,163	(306,977)
Cash and cash equivalents at beginning of year	1,343,836	774,673	1,081,650

Cash and cash equivalents at end of year	$2,090,183	$1,343,836	$774,673

See accompanying notes to financial statements.

CNL INCOME FUND XVI, LTD.

(A Florida Limited Partnership)

STATEMENTS OF CASH FLOWS – CONTINUED

	Year Ended December 31,
	2003	2002	2001
Supplemental Schedule of Non-Cash Financing Activities:
Distributions declared and unpaid at December 31	$900,000	$900,000	$900,000

CNL INCOME FUND XVI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies

Organization and Nature of Business – CNL Income Fund XVI, Ltd. (the “Partnership”) is a Florida limited partnership that was organized for the purpose of acquiring both newly constructed and existing restaurant properties, as well as properties upon which restaurants were to be constructed, which are leased primarily to operators of national and regional fast-food and family-style restaurant chains.

The general partners of the Partnership are CNL Realty Corporation (the “Corporate General Partner”), James M. Seneff, Jr. and Robert A. Bourne. Mr. Seneff and Mr. Bourne are also 50% shareholders of the Corporate General Partner. The general partners have responsibility for managing the day-to-day operations of the Partnership.

Real Estate and Lease Accounting – The Partnership records acquisitions of real estate properties at cost, including closing costs. Real estate properties are leased to third parties on a triple-net basis, whereby the tenant is generally responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance and repairs. During the years ended December 31, 2003, 2002, and 2001, tenants paid, or are expected to pay, directly to real estate taxing authorities approximately $464,100, $456,800, and $435,000, respectively, in estimated real estate taxes in accordance with the terms of their leases.

The leases of the Partnership provide for base minimum annual rental payments payable in monthly installments. In addition, certain leases provide for contingent rental revenues based on the tenants’ gross sales in excess of a specified threshold. The Partnership defers recognition of the contingent rental revenues until the defined thresholds are met. The leases are accounted for using either the operating or the direct financing methods.

Operating method – Land and building leases accounted for using the operating method are recorded at cost, revenue is recognized as rentals are earned and depreciation is charged to operations as incurred. Buildings are depreciated on the straight-line method over their estimated useful lives of 30 years. When scheduled rentals vary during the lease term, income is recognized on a straight-line basis so as to produce a constant periodic rent over the lease term commencing on the date the property is placed in service.

Direct financing method – Leases accounted for using the direct financing method are recorded at their net investment (which at the inception of the lease generally represents the cost of the asset). Unearned income is deferred and amortized to income over the lease terms so as to produce a constant periodic rate of return on the Partnership’s net investment in the leases. For the leases classified as direct financing leases, the building portions of the property leases are accounted for as direct financing leases while the land portion of some of the leases are operating leases.

Accrued rental income represents the aggregate amount of income recognized on a straight-line basis in excess of scheduled rental payments to date.

Substantially all of the leases are for 15 to 20 years and provide for minimum and contingent rentals. The lease options generally allow tenants to renew the leases for two to five successive five-year periods subject to the same terms and conditions as the initial lease. Most leases also allow the tenant to purchase the property at fair market value after a specified portion of the lease has elapsed.

CNL INCOME FUND XVI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies – Continued

When the properties are sold, the related cost and accumulated depreciation for operating leases and the net investment for direct financing leases, plus any accrued rental income, are removed from the accounts and gains or losses from sales are reflected in income. The general partners of the Partnership review properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. The general partners determine whether an impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the property, with the carrying cost of the individual property. If an impairment is indicated, the assets are adjusted to their estimated fair value.

When the collection of amounts recorded as rental or other income is considered to be doubtful, a provision is recorded to increase the allowance for doubtful accounts. If amounts are subsequently determined to be uncollectible, the corresponding receivable and allowance for doubtful accounts are decreased accordingly.

Investment in Joint Ventures – The Partnership’s investments in TGIF Pittsburgh Joint Venture, Columbus Joint Venture and Arlington Joint Venture, and the properties in Fayetteville, North Carolina; Memphis, Tennessee; Walker, Louisiana; Dalton, Georgia; and Hoover, Alabama, each of which is held as tenants-in-common with affiliates, are accounted for using the equity method since the joint venture agreement requires the consent of all partners on all key decisions affecting the operations of the underlying property.

Cash and Cash Equivalents – The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds. Cash equivalents are stated at cost plus accrued interest, which approximates market value.

Cash accounts maintained on behalf of the Partnership in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Partnership has not experienced any losses in such accounts.

Lease Costs – Other assets include brokerage fees associated with negotiating leases and are amortized over the term of the new lease using the straight-line method. When a property is sold or a lease is terminated the related lease cost, if any, net of accumulated amortization is removed from the accounts and charged against income.

Income Taxes – Under Section 701 of the Internal Revenue Code, all income, expenses and tax credit items flow through to the partners for tax purposes. Therefore, no provision for federal income taxes is provided in the accompanying financial statements. The Partnership is subject to certain state taxes on its income and property.

Additionally, for tax purposes, syndication costs are included in Partnership equity and in the basis of each partner’s investment. For financial reporting purposes, syndication costs represent a reduction of Partnership equity and a reduction in the basis of each partner’s investment.

CNL INCOME FUND XVI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies – Continued

Use of Estimates – The general partners of the Partnership have made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. The more significant areas requiring the use of management estimates relate to the allowance for doubtful accounts and future cash flows associated with long-lived assets. Actual results could differ from those estimates.

Reclassifications – Certain items in the prior years’ financial statements have been reclassified to conform to 2003 presentation. These reclassifications had no effect on partners’ capital, net income or cash flows.

Statement of Financial Accounting Standards No. 144– Effective January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” This statement requires that a long-lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The assessment is based on the carrying amount of the asset at the date it is tested for recoverability. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds its fair value. If an impairment is recognized, the adjusted carrying amount of a long-lived asset is its new cost basis. The statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation if the disposal activity was initiated subsequent to the adoption of the Standard.

FASB Interpretation No. 46 – In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities, FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. In December 2003, the FASB issued FASB Interpretation No. 46R (“FIN 46R”), to clarify some of the provisions of FIN 46. Under FIN 46R, special effective date provisions apply to entities that have fully or partially applied FIN 46 prior to issuance of FIN 46R. Otherwise, application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities, other than small business issuers, for all other types of variable interest entities is required in financial statements for periods ending after March 15, 2004. The Partnership did not fully or partially apply FIN 46 prior to the issuance of FIN 46R. Also, the Partnership does not have interests in structures commonly referred to as special-purpose entities. Therefore, application of FIN 46R is required in the Partnership’s financial statements for periods ending after March 15, 2004. The general partners believe adoption of this standard may result in either consolidation or additional disclosure requirements of the Partnership’s unconsolidated joint ventures, which are currently accounted for under the equity method. However, such consolidation is not expected to significantly impact the Partnership’s results of operations.

CNL INCOME FUND XVI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

2.	Real Estate Properties with Operating Leases

Real estate Properties with operating leases consisted of the following at December 31:

	2003	2002
Land	$11,974,352	$11,974,352
Buildings	12,657,778	12,657,778

	24,632,130	24,632,130
Less accumulated depreciation	(3,309,528)	(2,889,877)

	$21,322,602	$21,742,253

During 2002, the Partnership reinvested a portion of the net sales proceeds from the sale of a property in Mesquite, Texas and the majority of the net sales proceeds from the sale of a property in Rancho Cordova, California in a property in Austin, Texas for approximately $1,406,700. The Partnership acquired this property from CNL Funding 2001-A, LP, an affiliate of the general partners.

The following is a schedule of the future minimum lease payments to be received on noncancellable operating leases at December 31, 2003:

2004	$2,847,520
2005	2,988,673
2006	3,024,383
2007	3,026,095
2008	3,021,453
Thereafter	16,729,648

$31,637,772

3.	Net Investment in Direct Financing Leases

The following lists the components of the net investment in direct financing leases at December 31:

	2003	2002
Minimum lease payments receivable	$4,083,345	$4,448,402
Estimated residual values	957,216	957,216
Less unearned income	(2,460,166)	(2,742,670)

Net investment in direct financing leases	$2,580,395	$2,662,948

CNL INCOME FUND XVI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

3.	Net Investment in Direct Financing Leases – Continued

The following is a schedule of future minimum lease payments to be received on direct financing leases at December 31, 2003:

2004	$355,478
2005	356,140
2006	356,808
2007	357,483
2008	358,165
Thereafter	2,299,271

$4,083,345

4.	Investment in Joint Ventures

The Partnership has a 32.35% and a 19.72% interest in the profits and losses of Columbus Joint Venture and TGIF Pittsburgh Joint Venture, respectively. In addition, the Partnership has an 80.44%, a 40.42%, and an 83% interest in a property in Fayetteville, North Carolina, a property in Memphis, Tennessee, and a property in Walker, Louisiana, respectively, each of which is held as tenants-in-common. The other interests in the joint ventures and the properties held as tenants in common are held by affiliates of the Partnership which have the same general partners.

In June 2002, the Partnership reinvested a portion of the net sales proceeds from the sale of the property in Mesquite, Texas, in a joint venture arrangement, Arlington Joint Venture, with CNL Income Fund VII, Ltd., an affiliate of the general partners. The joint venture acquired a property in Arlington, Texas from CNL Funding 2001-A, LP, for an aggregate cost of approximately $1,003,600. The Partnership and CNL Income Fund VII, Ltd. entered into an agreement whereby each co-venturer will share in the profits and losses of the property in proportion to its applicable percentage interest. The Partnership contributed approximately $210,800 for a 21% interest in this joint venture.

In November 2003, the Partnership and CNL Income Fund VI, Ltd, CNL Income Fund XI, Ltd., and CNL Income Fund XV, Ltd., as tenants-in-common, invested in a property in Dalton, Georgia. The Partnership contributed $380,000 for a 20% interest in the property. In addition, in December 2003, the Partnership and CNL XI, Ltd., as tenants-in-common, invested in a property in Hoover, Alabama. The Partnership contributed approximately $926,900 to pay for construction costs and owns a 74% interest in the property. The Partnership and affiliates entered into agreements whereby each co-venturer will share in the profits and losses of the respective property in proportion to its applicable percentage interest. Each of the CNL Income Funds is an affiliate of the general partners.

CNL INCOME FUND XVI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

4.	Investment in Joint Ventures – Continued

As of December 31, 2003, Columbus Joint Venture, TGIF Pittsburgh Joint Venture, and Arlington Joint Venture each owned one property. In addition, the Partnership and affiliates, in five separate tenancies in common arrangements, each owned one property. The following presents the combined, condensed financial information for the joint ventures at:

	December 31,
	2003	2002
Land and buildings on operating leases, net	$10,564,455	$7,783,964
Construction in process	26,861	—
Cash	60,545	27,252
Receivables	153,552	—
Accrued rental income	423,778	340,550
Other assets	—	188
Liabilities	47,780	30,893
Partners’ capital	11,181,411	8,121,061

	Years ended December 31,
	2003	2002	2001
Revenues	$952,108	$877,210	$747,735
Expenses	(170,240)	(157,120)	(134,476)

Net income	$781,868	$720,090	$613,259

The Partnership recognized income totaling $326,150, $312,454, and $250,885, for the years ended December 31, 2003, 2002, and 2001, respectively, from the joint ventures and the properties held as tenants-in-common with affiliates of the general partners.

5.	Receivables

During the year ended December 31, 1999, the Partnership accepted a promissory note from the former tenant of the Shoney’s property in Las Vegas, Nevada, in the amount of $52,191 for past due amounts. Payments were due in 60 monthly installments of $1,220 including interest at a rate of ten percent per annum, commencing on March 1, 2000, at which time, all accrued and unpaid interest amounts were capitalized into the principal balance of the note. Due to the uncertainty of collection of the note, the Partnership established a provision for doubtful accounts relating to this note during the year ended December 31, 1999. During 2002, the Partnership ceased collection efforts and wrote off the balance of the note.

CNL INCOME FUND XVI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

6.	Discontinued Operations

During 2002, the Partnership identified for sale four properties that were classified as Discontinued Operations in the accompanying financial statements. During 2002, the Partnership sold three of these properties each to a third party, and received net sales proceeds of approximately $1,918,700, resulting in a net gain on disposal of discontinued operations of approximately $396,400. In February 2003, the Partnership sold the fourth property to a third party and received net sales proceeds of approximately $154,500, resulting in a gain on disposal of discontinued operations of approximately $1,000. The Partnership had recorded provisions for write-down of assets of approximately $556,900 and $1,158,200 during the years ended December 31, 2002 and 2001, respectively, relating to these properties. The provision represented the difference between each property’s net carrying value and its estimated fair value. During 2003, the Partnership identified for sale two additional properties. The Partnership sold one of these two properties in November 2003 and received net sales proceeds of approximately $1,947,900, resulting in a gain on disposal of discontinued operations of approximately $347,000. The Partnership reclassified the asset relating to the remaining property not sold from real estate properties with operating leases to real estate held for sale. The reclassified asset was recorded at the lower of its carrying amount or estimated fair value, less cost to sell. The financial results for these properties are reflected as Discontinued Operations in the accompanying financial statements.

During the nine months ended September 30, 2004, the Partnership also identified for sale its property in Charlotte, North Carolina. The financial results for this property are reflected as Discontinued Operations in the accompanying financial statements.

The operating results of the discontinued operations for these properties are as follows:

	Year Ended December 31,
	2003	2002	2001
Rental revenues	$404,632	$469,844	$452,315
Termination fee income	—	—	33,979
Expenses	(75,213)	(155,241)	(207,916)
Provision for write-down of assets	—	(556,884)	(1,158,159)

Income (loss) from discontinued operations	$329,419	$(242,281)	$(879,781)

CNL INCOME FUND XVI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

7.	Allocations and Distributions

From inception through December 31, 1999, generally, net income and losses of the Partnership, excluding gains and losses from the sale of properties, were allocated 99% to the limited partners and one percent to the general partners. From inception through December 31, 1999, distributions of net cash flow were made 99% to the limited partners and one percent to the general partners. However, the one percent of net cash flow to be distributed to the general partners was subordinated to receipt by the limited partners of an aggregate, eight percent, cumulative, noncompounded annual return on their invested capital contributions (the “Limited Partners’ 8% Return”).

From inception through December 31, 1999, generally, net sales proceeds from the sale of properties not in liquidation of the Partnership, to the extent distributed, were distributed first to the limited partners in an amount sufficient to provide them with their Limited Partners’ 8% Return, plus the return of their adjusted capital contributions. The general partners then received, to the extent previously subordinated and unpaid, a one percent interest in all prior distributions of net cash flow and a return of their capital contributions. Any remaining sales proceeds were distributed 95% to the limited partners and five percent to the general partners. Any gain from the sale of a property, not in liquidation of the Partnership was, in general, allocated in the same manner as net sales proceeds are distributable. Any loss from the sale of a property was, in general, allocated first, on a pro rata basis, to partners with positive balances in their capital accounts; and thereafter, 95% to the limited partners and five percent to the general partners.

Generally, net sales proceeds from a sale of properties in liquidation of the Partnership, will be used in the following order: (i) first to pay and discharge all of the Partnership’s liabilities to creditors, (ii) second, to establish reserves that may be deemed necessary for any anticipated or unforeseen liabilities or obligations of the Partnership, (iii) third, to pay all of the Partnership’s liabilities, if any, to the general and limited partners, (iv) fourth, after allocations of net income, gains and/or losses, to the partners with positive capital account balances, in proportion to such balances, up to amounts sufficient to reduce such positive balances to zero, and (v) thereafter, any funds remaining shall then be distributed 95% to the limited partners and five percent to the general partners.

Effective January 1, 2000, the general partners waived their right to receive future distributions from the Partnership, including both distributions of operating cash flow and distributions of liquidation proceeds, to the extent that the cumulative amount of such distributions would exceed the balance in the general partners’ capital account as of December 31, 1999. Accordingly, for years commencing January 1, 2000 and after, the Partnership’s net income will be allocated entirely among the limited partners. However, if losses are allocated to the general partners in a year, an amount of income equal to the sum of such losses may be allocated to the general partners in succeeding years. Accordingly, the general partners were not allocated any net income during the years ended December 31, 2003, 2002, and 2001.

During each of the years ended December 31, 2003, 2002, and 2001 the Partnership declared distributions to the limited partners of $3,600,000. No distributions have been made to the general partners to date.

CNL INCOME FUND XVI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

8.	Income Taxes

The following is a reconciliation of net income for financial reporting purposes to net income for federal income tax purposes for the years ended December 31:

	2003	2002	2001
Net income for financial reporting purposes	$3,300,155	$3,297,328	$139,868
Effect of timing differences relating to depreciation	34,053	35,244	40,740
Provision for write-down of assets	—	556,884	2,290,553
Direct financing leases recorded as operating leases for tax reporting purposes	82,553	51,016	52,904
Effect of timing differences relating to equity in earnings of unconsolidated joint ventures	(2,185)	(7,210)	(15,881)
Effect of timing differences relating to gains/losses on sale of assets	(735,303)	(1,243,058)	(993,358)
Effect of timing differences relating to allowance for doubtful accounts	10,365	(691,679)	326,169
Accrued rental income	(170,190)	(166,534)	(165,285)
Rents paid in advance and deposits	7,691	47,303	(22,056)
Other	(499)	—	—

Net income for federal income tax purposes	$2,526,640	$1,879,294	$1,653,654

CNL INCOME FUND XVI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

9.	Related Party Transactions

One of the individual general partners, James M. Seneff, Jr., is one of the principal shareholders of CNL Holdings, Inc. The other individual general partner, Robert A. Bourne, serves as President and Treasurer of CNL Financial Group, Inc., a wholly owned subsidiary of CNL Holdings, Inc. CNL APF Partners, LP, a wholly owned subsidiary of CNL Restaurant Properties, Inc. (formerly known as American Properties Fund, Inc.) served as the Partnership’s advisor until January 1, 2002, when it assigned its rights and obligations under a management agreement to RAI Restaurants, Inc. (the “Advisor”). The Advisor is a wholly owned subsidiary of CNL Restaurant Properties, Inc. (“CNL-RP”). The individual general partners are stockholders and directors of CNL-RP.

The Advisor provides services pursuant to a management agreement with the Partnership. In connection therewith, the Partnership has agreed to pay the Advisor an annual management fee of one percent of the sum of gross revenues from properties wholly owned by the Partnership and the Partnership’s allocable share of gross revenues from joint ventures. Any portion of the management fee not paid is deferred without interest. The Partnership incurred management fees of $37,158, $41,568, and $30,726, for the years ended December 31, 2003, 2002, and 2001, respectively.

The Advisor is also entitled to receive a deferred, subordinated real estate disposition fee, payable upon the sale of one or more properties, based on the lesser of one-half of a competitive real estate commission or three percent of the sales price if the Advisor provides a substantial amount of services in connection with the sale. However, if the net sales proceeds are reinvested in a replacement property, no such real estate disposition fees will be incurred until such replacement property is sold and the net sales proceeds are distributed. The payment of the real estate disposition fee is subordinated to the receipt by the limited partners of their aggregate Limited Partners’ 8% Return, plus their adjusted capital contributions. No deferred, subordinated real estate disposition fees have been incurred since inception.

During the years ended December 31, 2003, 2002, and 2001, the Partnership’s affiliates provided accounting and administrative services. The Partnership incurred $149,450, $179,207, and $243,206, for the years ended December 31, 2003, 2002, and 2001, respectively, for such services.

During 2001 and 2002, the Partnership acquired a property located in San Antonio, Texas and a property in Austin, Texas, respectively, from CNL Funding 2001-A, LP. In addition, in June 2002, Arlington Joint Venture, in which the Partnership owns a 21% interest, acquired a property in Arlington, Texas, from CNL Funding 2001-A, LP. CNL Funding 2001-A, LP had purchased and temporarily held title to the properties in order to facilitate the acquisition of the properties by the Partnership and the joint venture. The purchase prices paid by the Partnership and the joint venture represented the costs incurred by CNL Funding 2001-A, LP to acquire and carry the properties.

During 2001, Phoenix Restaurant Group, Inc. (“PRG”) filed for bankruptcy and rejected two of the four leases it had with the Partnership. In May and June 2002, the bankruptcy court assigned the two leases not rejected by PRG relating to the properties in Branson, Missouri and Temple, Texas to CherryDen, LLC and Seana, LLC, respectively. CherryDen, LLC is an affiliate of the general partners. All other lease terms remained the same. In connection with the lease to CherryDen, LLC, the Partnership recognized rental revenues of approximately $277,700 and $265,900 relating to the property in Branson, Missouri during the years ended December 31, 2003 and 2002.

CNL INCOME FUND XVI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

9.	Related Party Transactions – Continued

The amount due to related parties at December 31, 2003 and 2002 totaled $166,003 and $18,292, respectively.

10.	Concentration of Credit Risk

The following schedule presents total rental revenues from individual lessees, each total representing more than ten percent of the Partnership’s total rental revenues (including the Partnership’s share of rental total revenues from joint ventures and properties held as tenants-in-common with affiliates) for each of the years ended December 31:

	2003	2002	2001
Golden Corral Corporation	$959,872	$989,368	$1,023,304
Jack in the Box Inc.	583,384	624,944	621,879

In addition, the following schedule presents total rental revenues from individual restaurant chains, each representing more than ten percent of the Partnership’s total rental revenues (including the Partnership’s share of total rental income from joint ventures and properties held as tenants-in-common with affiliates) for each of the years ended December 31:

	2003	2002	2001
Golden Corral Buffet and Grill	$959,872	$989,368	$1,023,304
Denny’s	731,315	729,186	402,615
Jack in the Box	583,384	624,944	621,879

Although the Partnership’s properties are geographically diverse throughout the United States and the Partnership’s lessees operate a variety of restaurant concepts, default by any one of these lessees or restaurant chains could significantly impact the results of operations of the Partnership if the Partnership is not able to re-lease the properties in a timely manner.

CNL INCOME FUND XVI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

11.	Selected Quarterly Financial Data

The following table presents selected unaudited quarterly financial data for each full quarter during the years ended December 31, 2003 and 2002.

2003 Quarter	First	Second	Third	Fourth	Year
Continuing Operations (1):
Revenues	$753,959	$755,901	$762,812	$763,222	$3,035,894
Equity in earnings of unconsolidated joint ventures	81,134	80,656	80,438	83,922	326,150
Income from continuing operations	619,817	662,834	663,403	676,659	2,662,713
Discontinued Operations (1):
Revenues	106,351	106,379	106,380	85,522	404,632
Income from and gain on disposal of discontinued operations (3)	83,219	83,280	88,806	422,137	677,442
Net income	703,036	746,114	752,209	1,098,796	3,300,155
Income per limited partner unit
Continuing operations	$0.14	$0.15	$0.15	$0.14	$0.58
Discontinued operations	0.02	0.02	0.02	0.09	0.15

	$0.16	$0.17	$0.17	$0.23	$0.73

CNL INCOME FUND XVI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

11.	Selected Quarterly Financial Data – Continued

2002 Quarter	First	Second	Third	Fourth	Year
Continuing Operations (1):
Revenues	$721,804	$1,312,736	$778,551	$752,089	$3,565,180
Equity in earnings of unconsolidated joint ventures	75,155	75,646	81,698	79,955	312,454
Income from continuing operations	596,904	1,168,257	682,535	695,531	3,143,227
Discontinued Operations (1):
Revenues	133,100	123,985	106,379	106,380	469,844
Income (loss) from and gain on disposal of discontinued operations (2)	87,353	459,127	65,089	(457,468)	154,101
Net income	684,257	1,627,384	747,624	238,063	3,297,328
Income (loss) per limited partner unit
Continuing operations	$0.14	$0.26	$0.15	$0.15	$0.70
Discontinued operations	0.02	0.10	0.01	(0.10)	0.03

	$0.16	$0.36	$0.16	$0.05	$0.73

(1)	Certain items in the quarterly financial data have been reclassified to conform to the 2003 presentation. This reclassification had no effect on net income. The results of operations relating to properties that were identified for sale as of December 31, 2001 but sold subsequently are reported as continuing operations. The results of operations relating to properties that were either identified for sale and disposed of subsequent to January 1, 2002, or were classified as held for sale as of December 31, 2003, or were identified for sale during the nine months ended September 30, 2004, are reported as discontinued operations for all periods presented.

(2)	In December 2002, the Partnership entered into an agreement with a third party to sell the property in Salina, Kansas. In connection with the anticipated sale of the property, the Partnership recorded a provision for write-down of assets of approximately $536,600 during the fourth quarter of 2002. During 2001, the tenant of this property experienced financial difficulties, filed for bankruptcy, and rejected the lease relating to the property. The provision represented the difference between the net carrying value of the property and its estimated fair value. In February 2003, the Partnership sold this property and recorded a gain on disposal of discontinued operations of approximately $1,000.

(3)	In November 2003, the Partnership sold its property in Independence, Missouri to a third party and recorded a gain on disposal of discontinued operations of approximately $347,000.

CNL INCOME FUND XVI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

12.	Commitment

In December 2003, the Partnership entered into an agreement with a third party to sell the property in Fort Collins, Colorado.

Item 15.	Exhibits, Financial Statement Schedules and Reports on Form 8-K

(a)	The following documents are filed as part of this report.

1.	Financial Statements

Report of Independent Registered Certified Public Accounting Firm

Balance Sheets at December 31, 2003 and 2002

Statements of Income for the years ended December 31, 2003, 2002, and 2001

Statements of Partners’ Capital for the years ended December 31, 2003, 2002, and 2001

Statements of Cash Flows for the years ended December 31, 2003, 2002, and 2001

Notes to Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated this 2nd day of December 2004.

CNL INCOME FUND XVI, LTD.

By:	CNL REALTY CORPORATION
General Partner

By:	/s/ ROBERT A. BOURNE
ROBERT A. BOURNE
President and Chief Executive Officer